EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-148709 on Form S-8 of our report dated March 28, 2008 on the consolidated financial statements of LaPorte Bancorp, Inc. which report is included in Form 10-K for LaPorte Bancorp, Inc. for the year ended December 31, 2007.

Crowe Chizek and Company LLC

South Bend, Indiana

March 28, 2008